UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 12, 2004
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                                EVOLVE ONE, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-26415                 52-2175532
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 (State or other jurisdiction         (Commission             (IRS Employer
      or incorporation)               File Number)         Identification No.)


           1000 Clint Moore Road, Suite 101, Boca Raton, Florida 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (561) 988-0819
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          (Former name or former address, if changed since last report)


          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

          (d) On November 12, 2004, the Company's Board of Directors elected Dr. Irwin Horowitz as a director of the Company. He joined Gary Schultheis and Herb Tabin, who are officers and directors of Evolve One, and Martin Scott on the Board of Directors. Dr. Horowitz, who is deemed to be an independent director, will head the newly established Compensation Committee of the Board of Directors.

          Dr. Horowitz previously served as a director of the Company from 1997 until late 2000. Dr. Horowitz received his podiatry degree from the M.J. Lewi College of Podiatric Medicine in 1959. Dr. Horowitz has been Chairman of the Board, Chief Executive Officer and President of DiversiFax Inc., Sarasota, Florida since approximately 1992. DiversiFax conducts business as IMSG Systems and certain companies in the coin operated copier business. Dr. Horowitz served as Chairman of the Board and President of IMSG Systems, Inc. in Valley Stream, New York and certain affiliated companies since 1969. Dr. Horowitz also previously served as a director for one year in 1997 of Langer Biomechanics Group, Inc., Long Island, New York, a publicly traded company primarily engaged in the business of manufacturing and selling orthotic products.


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

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EVOLVE ONE, INC.


                                       By: /s/ Gary Schultheis
                                           --------------------------
                                           Gary Schultheis, President


DATED: November 19, 2004


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